UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)|
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2016, Lexaria Bioscience Corp. (“Lexaria”) announced that it has extended the services of Frontier Merchant Capital Group (“Frontier”) with a head office in Toronto, Canada, for a period of three months. Lexaria will pay CDN $25,000 + GST. The initial engagement of Frontier’s services was previously announced in Lexaria’s news release dated June 6, 2016.

Frontier will assist Lexaria by increasing market awareness utilizing a number of financial market communication initiatives including media outreach, facilitating in-person introduction for Lexaria with institutional and retail brokers and investors in cities across Canada and the US, and more.

Item 7.01 Regulation FD Disclosure

A copy of the news release announcing that Lexaria has extended the services of Frontier Merchant Capital Group is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: December 22, 2016